EXHIBIT (h)

TRIANGLE CAPITAL CORPORATION AND TRIANGLE MEZZANINE FUND, LLLP,
AS CO-ISSUERS

4,200,000 Shares of Common Stock
$15.00 per Share

UNDERWRITING AGREEMENT
Dated: February 14, 2007

SCHEDULES AND EXHIBITS
Schedule A — Initial Securities to be Sold
Schedule B — Price-Related Information

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TRIANGLE CAPITAL CORPORATION AND TRIANGLE MEZZANINE FUND, LLLP, AS CO-ISSUERS
4,200,000 Shares of Common Stock
UNDERWRITING AGREEMENT
February 14, 2007
Morgan Keegan & Company, Incorporated
     As Managing Representative of the several Underwriters
50 North Front Street, 19th Floor
Memphis, TN 38103
Ladies and Gentlemen:
     Each of Triangle Capital Corporation, a corporation established under the laws of Maryland (“TCC”) and Triangle Mezzanine Fund, LLLP, a limited liability limited partnership established under the laws of North Carolina (the “Existing Fund” and, collectively with TCC, the “Issuers”), confirm their agreement with Morgan Keegan & Company, Inc. (“Morgan Keegan”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Morgan Keegan is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Issuers of a total of 4,200,000 shares of common stock, par value $0.001 per share (the “Initial Securities”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Schedule A hereto, and with respect to the grant by the Issuers to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 630,000 additional shares to cover over-allotments, if any. The Initial Securities to be purchased by the Underwriters and all or any part of the 630,000 shares of common stock subject to the over-allotment option described in Section 2(b) hereof (the “Over-Allotment Securities”) are hereinafter called, collectively, the “Securities.” Certain terms used in this Agreement are defined in Section 16 hereof.
     The Issuers understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.
     The Issuers have prepared and filed with the Commission a registration statement (File number 333-138418) on Form N-2/N-5, including a related preliminary prospectus, for registration under the 1933 Act and in compliance with the 1940 Act of the offering and sale of the Securities. The Issuers may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you.
     Promptly after execution and delivery of this Agreement, the Issuers will file with the Commission, after the effective date of the registration statement, a final prospectus in accordance with Rules 430A and 497 of the Rules and Regulations. The Issuers have included or incorporated by reference in the Registration Statement, as amended at the effective date, all information (other than Rule 430A Information) required by or in compliance with the 1933 Act and the 1940 Act and the Rules and Regulations to be included in the registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus) as the Issuers have advised you, prior to the Applicable Time, will be included or made therein.
     The Issuer hereby acknowledges that in connection with the proposed offering of the Securities that up to 200,000 Shares (the “Directed Shares”), or approximately 0.48% of the Initial Securities (the “Reserved Shares”), shall be reserved for sale by the Underwriters, at the initial public offering price, to the Issuer’s directors, employees and their family members as designated by the Issuer (collectively, the “Directed Share Participants”) as part of the distribution of the Securities by the Underwriters (the “Directed Share Program”), subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the NASD and all other applicable laws, rules and regulations. The number of Securities available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Shares. To the extent that sales of Directed Shares are not orally confirmed for purchase by Directed Share Participants by 6:00 p.m., Eastern time, on the day of pricing of the Initial Securities, the Directed Shares will be offered to the public as part of the offering and sale of the Securities as contemplated herein. It is understood that unless a Directed Share Participant has made such confirmation, such Directed Share Participant is under no obligation to purchase Directed Shares and such Directed Share Participant may not participate in the purchase of Directed Shares. The Issuer has supplied the Underwriters with names, addresses and telephone numbers of the individuals or other entities, which the Issuer has designated to be participants in the Directed Share Program. It is understood that any number of those designated to participate in the Directed Share Program may decline to do so.
     Section 1. Representations and Warranties.
     (a) Representations and Warranties by the Issuers. Each of the Issuers represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:
     (1) Compliance with Registration Requirements. The Securities have been duly registered under the 1933 Act and in compliance with the 1940 Act pursuant to the Registration Statement. The Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings for any such purpose have been instituted or are pending or are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Preliminary Prospectus and the Prospectus complied when filed with the Commission in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Rules and Regulations, and the Preliminary Prospectus and the Prospectus and any

amendments or supplements thereto delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     At the respective times the Registration Statement and any post-effective amendments thereto became or become effective and at the Closing Date (and, if any Over-Allotment Securities are purchased, at the applicable Option Closing Date), the Registration Statement complied or will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its date, at the Closing Date (and, if any Over-Allotment Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time, the Preliminary Prospectus and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”) did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representations or warranties as to the information contained in or omitted from the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of any Underwriter specifically for inclusion therein.
     At the respective times (i) of their original filing with the Commission, (ii) when the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective and (iii) at the Closing Date (and, if any Over-Allotment Securities are purchased, at the applicable Option Closing Date), each of the Issuer’s elections to be treated as a business development company will comply in all material respects with the applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     TCC’s registration statement on Form 8-A under the 1934 Act is effective; the Existing Fund’s Form 8-A will be filed on the Closing Date.
     (2) Independent Registered Public Accounting Firm. Ernst & Young LLP, who audited the financial statements and supporting schedules, if any, included in the Registration Statement, the Preliminary Prospectus and the Prospectus is an independent registered public accounting firm as required by all applicable provisions of the 1933 Act, the 1934 Act and the Rules and Regulations.

     (3) Financial Statements. The financial statements of each of the Existing Fund and TCC, if any, included in the Registration Statement, the Preliminary Prospectus and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Existing Fund and TCC at the dates indicated and the results of operations and cash flows of the Existing Fund for the periods specified; and all such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act, the 1940 Act and the Rules and Regulations, except as may be expressly stated in the related notes thereto. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein, and the other financial and statistical information and data included in the Registration Statement, the Preliminary Prospectus and the Prospectus are accurately derived from such financial statements and the books and records of the Existing Fund and TCC.
     (4) Expense Summary. The information set forth in the Prospectus in the Fee and Expenses Table has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.
     (5) No Material Adverse Change. Since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, except as otherwise stated therein, there has not been (A) any Material Adverse Effect, (B) any transaction entered into by either Issuer which is material with respect to such Issuer other than in the ordinary course of its business as described in the Preliminary Prospectus and the Prospectus, (C) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by an Issuer, which is material to such Issuer, and (C) any dividend or distribution of any kind declared, paid or made by an Issuer on any class of its capital shares.
     (6) Good Standing of the Issuers.
     (a) TCC has been duly incorporated, is validly existing as a corporation under the laws of Maryland and is in good standing under the laws of Maryland, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Prospectus, and to enter into and perform its obligations under this Agreement and the Issuer Agreements (as hereinafter defined); and the Issuer is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires such qualification, except for such jurisdictions where failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Event. The Articles of Incorporation of the Issuer are in full force and effect.
     (b) The Existing Fund has been duly organized, is validly existing as a limited liability limited partnership under the laws of North Carolina and is in good standing under the laws of North Carolina and the provisions of the North Carolina Revised Uniform Limited Partnership Act, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Prospectus, and to enter into and perform its obligations under this Agreement and the Existing Fund Agreements (as hereinafter defined); and the Existing Fund is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires such qualification. The Agreement of Limited Partnership of the Existing Fund is in full force and effect.
     (7) Business Development Company Status. Each Issuer has duly elected to be treated by the Commission under the 1940 Act as a business development company and such election is effective. To each Issuer’s knowledge, the Commission has not ordered that such election be withdrawn nor have proceedings to effectuate such withdrawal been initiated or threatened by the Commission. The operations of each Issuer are in compliance in all material respects with the provisions of the 1940 Act and 1940 Act Regulations, including the provisions applicable to business development companies. The method of operation of the Issuers will permit each to continue to meet the requirements for qualification as a business development company under the 1940 Act.
     (8) Officers and Directors. Except as disclosed in the Prospectus, no person is serving or acting as an officer, director or investment advisor of either Issuer except in accordance with the applicable provisions of the 1940 Act and the Rules and Regulations. Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, no director of an Issuer is (A) an “interested person” (as defined in the 1940 Act) of such Issuer or (B) an “affiliated person” (as defined in the 1940 Act) of any Underwriter. For purposes of this Section 1(a)(8), each Issuer shall be entitled to reasonably rely on representations from such officers and directors.
     (9) Capitalization. Each of the Issuers represents and warrants that the authorized, issued and outstanding common stock of TCC is as set forth in the Preliminary Prospectus and in the Prospectus. All issued and outstanding shares of common stock of TCC have been duly authorized and validly issued and are fully paid and non-assessable (except as described in the Registration Statement and the Prospectus) and have been offered and sold or exchanged by the Issuers in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of common stock were issued in violation of the preemptive or other similar rights of any securityholder of the Issuers. Upon consumation of the formation transactions, all issued and outstanding interests of the Existing Fund are owned directly or through a wholly-owned subsidiary, by TCC, free and clear of all liens, encumbrances, equities or claims.
     (10) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Issuer have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Issuer pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable (except as described in the Registration Statement). The Securities conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same, to the extent such rights are set forth; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Issuer.
     (11) Commitments of Existing Fund. The Subscription Agreements executed by each of the limited partners and, Triangle Mezzanine LLC, the general partner of the Existing Fund prior to the Closing Date (the “Former General Partner”), are fully enforceable by their terms. The Existing Fund called all of the total amount of capital committed by its limited partners and the Former General Partner and there remains no committed but uncalled capital outstanding.
     (12) Material Agreements. TCC has entered into or adopted (i) Employment Agreements with Messrs. Tucker, Burgess, Lilly, Long and Parker dated as of the Closing Date, (ii) a Stock Transfer Agency & Service Agreement with The Bank of New York in order to implement TCC’s dividend reinvestment plan, (iii) an Equity Incentive Plan dated February 13, 2007, (iv) the Reorganization Agreements (as defined herein), and such agreements are herein referred to collectively as the “TCC Agreements.” The Existing Fund has entered into the Reorganization Agreements and, prior to the Reorganization Transactions, Subscription Agreements with each of the limited partners and the Former General Partner. Such agreements are herein referred to collectively as the “Existing Fund Agreements.” The TCC Agreements and Existing Fund Agreements may be referred to collectively herein as the “Issuer Agreements.”
     (13) Reorganization Transactions. The entry by the Issuers and any of their respective affiliates into the Reorganization Agreements and the taking by any such party of any and all actions permitted and/or required in connection with, and the consummation of, the acquisition, disposition, merger, “roll-up,” consolidation, reorganization, recapitalization, restructuring, or any other material corporate transaction pursuant or incidental to the formation and organization of each Issuer (including, without limitation, any and all actions required and/or permitted in connection with the transfer of shares of common stock to the Existing Fund’s former limited partners and members of the Former General Partner, and the merger of the Former General Partner into the New General Partner (as hereinafter defined) in consideration for their partnership interests in the Fund) have been duly authorized by all necessary corporate or other required action and do not and will not, whether with or without the giving of notice or passage of time or both, result in any violation of the provisions of the Articles of Incorporation, bylaws and other Organizational Documents (as defined herein) of either of the Issuers, each as amended from time to time, or any statute, law, rule, regulation, filing, judgment, order, injunction, writ or decree applicable to the Issuers or any of its assets, properties or operations as would not, individually or in the aggregate, result in a Material Adverse Event. All necessary or required filings with, or authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees of, any court or governmental authority or agency, domestic or foreign, in connection with the execution, delivery and/or performance of the Reorganization Agreements have been obtained, and any and all necessary or required authorizations, approvals, votes or other consents of any other person or entity for the performance by the

Issuers of their respective obligations in connection therewith, or the consummation of the transactions contemplated thereby, have been obtained.
     (14) General Partner Status. As of the Closing Date, the Former General Partner will merge into a newly-formed limited liability company organized under the laws of North Carolina, the New General Partner, wholly owned by the Issuer (the “New General Partner”), which will survive the merger and operate as the general partner of the Existing Fund. The New General Partner has been duly organized, is validly existing as a limited liability limited company and is in good standing under the laws of North Carolina, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Prospectus, and to enter into and perform its obligations under this Agreement and the Reorganization Agreements; and the New General Partner is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires such qualification, except for such jurisdictions where the failure to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Event.
     (15) Power and Authority. Each of the Issuers has full power and authority to enter into this Agreement and the applicable Issuer Agreements; the execution and delivery of, and the performance by the Issuers of their respective obligations under this Agreement and the applicable Issuer Agreements have been duly and validly authorized by the authorized parties of the applicable Issuer.
     (16) Authorization of Agreements. This Agreement and the Issuer Agreements have each been duly authorized by all requisite action on the part of the Issuers, executed and delivered by the Issuers, as of the dates noted therein, and each complies in all material respects with all applicable provisions of the 1940 Act and the 1940 Act Regulations. Assuming due authorization, execution and delivery by the other parties thereto, each such Agreement constitutes a valid and binding agreement of the Issuer, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Issuer’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     (17) Absence of Defaults and Conflicts. Except to the extent that any of the following would constitute, individually or in the aggregate a Material Adverse Event, neither Issuer is (i) in violation of its Articles of Incorporation, Certificate of Limited Partnership, bylaws and other Organizational Documents, as applicable, each as amended from time to time, (ii) in breach or default in the performance or observance of any obligation or the terms of any material indenture, contract, lease, mortgage, declaration of trust, note agreement, loan or credit agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it may be bound or to which its property or assets is subject (collectively, “Agreements and Instruments”) or (iii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Issuer or of any decree of the Commission, any state securities commission, any foreign securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Issuer.
     (18) Non-Contravention. Except to the extent that any of the following would constitute, individually or in the aggregate a Material Adverse Event, the execution, delivery and performance of this Agreement and the Issuer Agreements, the consummation of the transactions contemplated herein, therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”), and compliance by the Issuers with their obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default or Repayment Event (as defined herein) under, the Agreements and Instruments, (ii) result in any violation of the provisions of the Articles of Incorporation, Limited Partnership Agreement, bylaws and other Organizational Documents of either Issuer, each as amended from time to time, or any statute, law, rule, regulation, filing, judgment, order, injunction, writ or decree applicable to the Issuer or any of its assets, properties or operations, or (iii) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of an Issuer pursuant to the terms of the Agreements and Instruments. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by an Issuer, as applicable.
     (19) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Issuers, threatened, against or affecting the Issuers, which is required to be disclosed in the Preliminary Prospectus and Prospectus (other than as disclosed therein), or that could reasonably be expected to result in a Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the properties or assets of the Issuers or the consummation of the transactions contemplated in this Agreement or the performance by either Issuer of its obligations under this Agreement or the Issuer Agreements. The aggregate of all pending legal or governmental proceedings to which the Issuers are a party or of which any of its property or assets is the subject which are not described in the Preliminary Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the applicable provisions of the 1933 Act, the 1940 Act or the Rules and Regulations, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
     (20) Accuracy of Descriptions and Exhibits. The statements set forth under the headings “Capitalization,” “Description of Capital Stock,” “Regulation” and “Material U.S. Federal Income Tax Considerations” in the Preliminary Prospectus and the Prospectus, and in Item 30 of the Registration Statement, insofar as such statements purport to summarize certain provisions of the 1940 Act, Maryland law, the SBA Regulations (as defined herein), the shares of common stock, the Issuer’s Articles of Incorporation, United States federal income tax law and regulations or legal conclusions with respect thereto, fairly and accurately summarize such provisions in all material respects; all descriptions in the Registration Statement, the Preliminary Prospectus and the Prospectus of any Issuer documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed as exhibits thereto that are not described or filed as required by the applicable provisions of the 1933 Act, the 1940 Act or the Rules and Regulations which have not been so described and filed as required. Notwithstanding the foregoing, as of the date hereof, the Issuer has not filed certain contracts and documents as exhibits to the Registration Statement, although such exhibits will be filed by post-effective amendment pursuant to Rule 462(d) under the 1933 Act.
     (21) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign is necessary or required for the performance by the Issuers of their obligations under this Agreement and the Issuer Agreements, in connection with the offering, issuance, sale or delivery of the Securities hereunder, or the consummation of the transactions contemplated by this Agreement and the Issuer Agreements, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the 1934 Act, the Rules and Regulations, the rules and regulations of the NASD and Nasdaq or state securities laws.
     (22) Possession of Licenses and Permits. Each Issuer has such licenses, permits, approvals, consents and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its property and to conduct its business in the manner described in the Preliminary Prospectus and the Prospectus; each Issuer is in compliance with the terms and conditions of all such permits and has fulfilled and performed all its material obligations with respect to such permits; all of the permits are valid and in full force and effect, and no event has occurred which allows or, after notice or lapse of time, would allow, revocation, modification or termination thereof or result in any other material impairment of the rights of the Issuers under any such permit, subject in each case to such qualification as may be set forth in the Preliminary Prospectus and the Prospectus.
     (23) Small Business Investment Company Status. The Existing Fund is licensed to operate as a Small Business Investment Company (“SBIC”) by the U.S. Small Business Administration (“SBA”). The Existing Fund’s SBIC license is in good standing with the SBA and no adverse regulatory findings contained in any Examinations Reports prepared by the SBA regarding the Existing Fund are outstanding or unresolved. The method of operation of the Existing Fund will permit it to continue to meet the requirements for qualification as a Small Business Investment Company, subject to SBA approval, and the SBA has approved the change of control resulting from the Reorganization Transactions.

     (24) SBA Debentures. The Existing Fund is eligible to sell securities guaranteed by the SBA. The Existing Fund is not in default under the terms of any debenture which it has issued to the SBA for guaranty by the SBA or any other material monetary obligation.
     (25) Possession of Intellectual Property. The Issuer owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Issuer, and the Issuer has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Issuer therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
     (26) Distribution of Offering Material. The Issuer has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus, the General Disclosure Package or other materials permitted by the 1933 Act, the 1940 Act or the Rules and Regulations.
     (27) Absence of Registration Rights. Except for registration rights granted to the former limited partners of the Existing Fund with respect to shares of common stock received in the Reorganization Transactions, there are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Issuer under the 1933 Act or the 1940 Act. There are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities by the Issuer pursuant to this Agreement.
     (28) Nasdaq. The Securities have been approved for quotation on the Nasdaq Global Market subject to official notice of issuance.
     (29) NASD Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Issuer, its officers and directors in connection with letters, filings or other supplemental information provided to NASD Regulation Inc. pursuant to the NASD’s conduct rules is true, complete and correct.
     (30) Tax Returns. The Issuer has filed all tax returns that are required to be filed and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.
     (31) Partnership Tax. At all times from the date of its formation until the Reorganization Closing Date, the Existing Fund was classified as a partnership for federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation, and each limited partner of the Existing Fund and the Former General Partner was treated as a partner of the Existing Fund for federal income tax purposes.
     (32) Subchapter M. As of the Reorganization Closing Date, TCC will be in compliance with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code. TCC intends to direct the investment of the net proceeds of the offering of the Securities in such a manner as to comply with the requirements of Subchapter M of the Code.
     (33) Insurance. The Issuers’ directors and officers/errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act Rules and Regulations will be in full force and effect; each Issuer is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by an Issuer under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Issuers have no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Preliminary Prospectus and Prospectus.
     (34) Accounting Controls and Disclosure Controls. Each Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Issuer and the applicable requirements of the 1940 Act, the Rules and Regulations and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and to maintain compliance with the applicable books and records requirements under the 1940 Act and the Rules and Regulations; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (35) Compliance with the Sarbanes-Oxley Act. If and when such provisions have been applicable to an Issuers, there is and has been no failure on the part of an Issuer or any of the Issuers’ directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Sections 302 and 906 related to certifications.

     (36) Compliance with Laws. Each Issuer has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Issuer.
     (37) Investment Adviser Status. Neither Issuer nor the New General Partner is subject to registration as an investment adviser under the Investment Advisers Act of 1940, as amended.
     (38) Absence of Manipulation. Neither Issuer has taken, and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities, and the Issuers are not aware of any such action taken or to be taken by any affiliates of such Issuer.
     (39) Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement, the Preliminary Prospectus or the Prospectus is based on or derived from sources that the Issuer believes to be reliable and accurate and all such data included in the Registration Statement, the Preliminary Prospectus or the Prospectus accurately reflects the materials upon which it is based or from which it was derived.
     (40) Advertisements. All advertising, sales literature or other promotional material (including “prospectus wrappers”, “broker kits”, “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by or at the direction of the Issuer for use in connection with the offering and sale of the Securities (collectively, “sales material”) complied and comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of the NASD and if required to be filed with the NASD under the NASD’s conduct rules were so filed. No sales material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (41) Absence of Undisclosed Payments. To the Issuer’s knowledge, neither the Issuer nor any employee or agent of the Issuer has made any payment of funds of the Issuer or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.
     (42) Investments. Save for those provided in the 1940 Act, the SBA Regulations and the Code, there are no material restrictions, limitations or regulations with respect to the ability of the Issuers to invest their assets as described in the Preliminary Prospectus or the Prospectus.

     (d) Officers’ Certificates. Any certificate signed by any officer of an Issuer and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by such Issuer to each Underwriter as to the matters covered thereby.
     Section 2. Sale and Delivery to Underwriters; Closing.
     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Issuer, at the price per share set forth in Schedule B, the amount of Initial Securities set forth in Schedule A opposite such Underwriter’s name, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
     (b) Over-Allotment Securities. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 630,000 Over-Allotment Securities at the same price per share as the Underwriters shall pay for the Initial Securities. Said option may be exercised only to cover over-allotments in the sale of the Initial Securities by the Underwriters. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Issuer setting forth the number of shares of the Over-Allotment Securities as to which the several Underwriters are exercising the option and the settlement time and date. The number of Over-Allotment Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Over-Allotment Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Initial Securities, plus any additional number of Over-Allotment Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined.
     (c) Payment. Payment of the purchase price for, and delivery of certificates, if any, for the Initial Securities shall be made at the offices of Kirkpatrick & Lockhart Preston Gates Ellis LLP, 1601 K Street N.W., Washington, D.C. 20006, or at such other place as shall be agreed upon by the Representative and the Issuer, at 10:00 A.M. (Eastern time) on February 21, 2007 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Issuer (such time and date of payment and delivery being herein called “Closing Date”).
     In addition, in the event that any or all of the Over-Allotment Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates, if any, for, such Over-Allotment Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Issuer, on each Option Closing Date as specified in the notice from the Representative to the Issuer.

     Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account designated by the Issuers. Delivery of the Initial Securities and the Over-Allotment Securities shall be made through the facilities of The Depository Trust Company, unless the Representative shall otherwise instruct. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Over-Allotment Securities, if any, which it has agreed to purchase. Morgan Keegan, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Over-Allotment Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (d) Denominations; Registration. Certificates for the Initial Securities and the Over-Allotment Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be. The certificates, if any, for the Initial Securities and the Over-Allotment Securities, if any, will be made available for examination and packaging by the Representative in Memphis, Tennessee not later than noon (Eastern time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.
     Section 3. Covenants of the Issuers. The Issuers, jointly and severally, covenant with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. The Issuer, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and (v) if the Issuer becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Issuer will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting or withdrawal thereof at the earliest possible moment.
     (b) Filing of Amendments. The Issuer will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus or will furnish the Representative with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.
     (c) Delivery of Registration Statements. The Issuer has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters, during the time period when the Underwriters are required to deliver the Prospectuses. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The Issuer has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Issuer hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Issuer will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the documents constituting the General Disclosure Package prepared on or after the date of this Agreement and the Prospectus (and any amendments or supplements thereto) as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters is or will be, as the case may be, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. Each Issuer will comply with the 1933 Act, the 1940 Act and the Rules and Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Issuers, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the 1940 Act or the Rules and Regulations, the Issuers will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Issuer will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. Each Issuer will comply with the requirements for qualification as a business development company under the 1940 Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.
     (f) Blue Sky Qualifications. Each Issuer will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the foregoing shall not apply to the extent that the securities are “covered securities” that are exempt from state regulation pursuant to Section 18 of the 1933 Act. Notwithstanding the foregoing, the Issuers shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (g) Rule 158. The Issuers will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to their securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (h) Use of Proceeds. Each Issuer will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”
     (i) Listing. The Issuers will use its reasonable best efforts to cause the Securities to be duly authorized for listing by Nasdaq, prior to the date the Securities are issued.
     (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Issuers will not, without the prior written consent of the Representative, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option, rights or warrant to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of common stock or any securities convertible into or exercisable or exchangeable for common stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (1) the Securities to be sold hereunder or (2) common stock issued or, for avoidance of doubt, purchased in the open market pursuant to any dividend reinvestment plan or in connection with the formation transactions or issued to officers under the Equity Compensation Plan.
     (k) Reporting Requirements. The Issuers, during the period when the Prospectus is required to be delivered under the 1933 Act, the 1934 Act or the Rules and Regulations, will file all documents required to be filed with the Commission pursuant to the 1933 Act, the 1940 Act, the 1934 Act or the Rules and Regulations within the time periods required by the 1933 Act, the 1940 Act, the Rules and Regulations, the 1934 Act, and the rules and regulations of the Commission thereunder.

     (l) Entity Taxation. For any period beginning on or after the Reorganization Closing Date, TCC will comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.
     (m) Absence of Manipulation. The Issuers have not taken and will not take, directly or indirectly, any action designed to cause or result in, or that would constitute or may reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.
     (n) Rule 462(b) Registration Statement. If the Issuers elects to rely upon Rule 462(b), the Issuers shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Issuer shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.
     (o) Continued Compliance with SBA Requirements. The Existing Fund will continue to comply with the requirements for qualification as an SBIC, subject to SBA approval, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.
     (p) Sales of Restricted Stock. The Issuers and its affiliates will use their reasonable best efforts to register, as soon as practicable following the first anniversary of the Closing Date, the resale of the restricted common stock issued to the Existing Fund’s limited partners and members of the Former General Partner in connection with the formation and organization of TCC and to take such other actions as the Underwriters may deem necessary or advisable in order to avoid any adverse effect on the price of TCC’s shares as a result of the sale of such restricted stock.
     Section 4. Payment of Expenses.
     (a) Expenses. The Issuers will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of such documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of Issuers’ Counsel (as hereinafter defined), the independent registered public accounting firm and other advisors to the Issuer, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and fees in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto, (viii) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (ix) the filing fees with respect to the securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on Nasdaq, (xiii) all other Issuer costs and expenses incident to the performance by the Issuer of its obligations hereunder.
     (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a) hereof, the Issuers, jointly and severally, agree that they shall reimburse the Underwriters for all of their out-of-pocket accountable expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     Section 5. Conditions of Underwriters’ Obligations.
     The obligations of the several Underwriters hereunder shall be subject to the accuracy of the representations and warranties of the Issuers contained in Section 1 hereof as of the Applicable Time, the Closing Date and any Option Closing Date pursuant to Section 4 hereof, to the accuracy of the statements of the Issuers made in any certificates delivered pursuant to the provisions hereof, to the performance by the Issuers of their respective covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Date (or the applicable Option Closing Date, as the case may be) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order objecting to its use shall have been issued, no proceedings with respect to either shall have been initiated or, to the knowledge of counsel to the Underwriters and Issuers’ Counsel, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied or waived with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).
     (b) Opinion of Issuers’ Counsel. At the Closing Date, the Representative shall have received the favorable opinion, dated as of the Closing Date, of Bass, Berry & Sims PLC, counsel for each Issuer (“Issuers’ Counsel”), in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to such further effect as counsel to the Underwriters may reasonably request.
     (c) Opinion of Counsel for the Underwriters. At the Closing Date, the Representative shall have received the favorable opinion, dated as of the Closing Date, of Kirkpatrick & Lockhart Preston Gates Ellis LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Representative. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Issuer and certificates of public officials.

     (d) Certificates of the Issuers. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect, and, at the Closing Date, the Representative shall have received certificates of duly authorized officers of each of the Issuers and of the Chief Financial Officer or Chief Accounting Officer of each Issuer, dated as of the Closing Date, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Issuers in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Issuers have complied with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration, has been issued and no proceedings for any such purpose have been instituted or are pending or contemplated by the Commission.

     (e) Independent Registered Public Accounting Firm’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
     (f) Bring-down Comfort Letter. At the Closing Date, the Representative shall have received from Ernst & Young LLP a letter dated as of the Closing Date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.
     (g) Approval of Listing. At the Closing Date, the Securities shall have been approved for listing on Nasdaq, subject only to official notice of issuance.
     (h) No Objection. Prior to the date of this Agreement, NASD Regulation Inc. shall have confirmed in writing that it has raised no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (i) Conditions to Purchase of Over-Allotment Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Over-Allotment Securities, the obligations of the several Underwriters to purchase the applicable Over-Allotment Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representative shall have received:
     (1) Certificates of the Issuers. Certificates, dated such Option Closing Date, to the effect set forth in, and signed by two of the officers of each Issuer, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.
     (2) Opinion of Issuers’ Counsel. The favorable opinion of Issuers’ Counsel, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Over-Allotment Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b) hereof.
     (3) Opinion of Counsel for the Underwriters. The favorable opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Over-Allotment Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.
     (4) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representative and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the

Representative pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Option Closing Date.
     (j) Additional Documents. At the Closing Date and at each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Issuers in connection with the organization of TCC and the reorganization of the Existing Fund, the Issuers’ elections to each be treated as a business development company under the 1940 Act, the issuance and sale of the Securities as herein contemplated, and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.
     (k) Delivery of Documents. The documents required to be delivered by this Section 5 shall be delivered at the office of Kirkpatrick & Lockhart Preston Gates Ellis LLP, 1601 K Street N.W., Washington, D.C. 20006, on the Closing Date and at each Option Closing Date.
     (l) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Over-Allotment Securities, on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Over-Allotment Securities, may be terminated by the Representative by notice to the Issuer at any time at or prior to the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 12 shall survive any such termination and remain in full force and effect.
     Section 6. Indemnification.
     (a) Indemnification by the Issuers. The Issuers, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any sales material, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Issuers; and
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Morgan Keegan), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuers by any Underwriter through Morgan Keegan expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or in any preliminary prospectus, any sales material, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).
     (b) Indemnification for Marketing Materials. In addition to the foregoing indemnification, the Issuers also, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any sales material, if any are employed.
     (c) Indemnification by the Underwriters. Each Underwriter severally agrees to indemnify and hold harmless each of the Issuers, their respective directors, members and shareholders, each of the Issuers’ officers who signed the Registration Statement, and each person, if any, who controls an Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any sales material, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuer by such Underwriter through Morgan Keegan expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or such preliminary prospectus, any sales material, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The Issuers acknowledge that the statements set forth in any Preliminary Prospectus and the Prospectus in (i) the last paragraph of the cover page regarding delivery of the Securities and under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.
     (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Morgan Keegan, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Issuers. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (e) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) (through, if applicable, the provisions of Section 6(b)) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then, in lieu of indemnifying such indemnified party, each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.
     The relative fault of the Issuers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each trustee, director, officer, employee and agent of an Underwriter shall have the same rights to contributions as such Underwriter, and each person who controls the Issuers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each officer of an Issuer, each trustee, director or member of an Issuer shall have the same rights to contribution as such Issuer. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.
     Section 8. Representations, Warranties and Agreements to Survive Delivery.
     All representations, warranties and covenants contained in this Agreement or in certificates of officers of the Issuers submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Issuers, and shall survive delivery of the Securities to the Underwriters.
     Section 9. Termination of Agreement.
     (a) Termination; General. The Representative may terminate this Agreement, by notice to the Issuer, at any time on or prior to the Closing Date (and, if any Over-Allotment Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representative may terminate the obligations of the several Underwriters to purchase such Over-Allotment Securities, by notice to the Issuer, at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Issuer has been suspended or materially limited by the Commission or Nasdaq, or if trading generally on the American Stock Exchange, the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, and 12 hereof shall survive such termination and remain in full force and effect.

     Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:
     (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or
     (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Issuer to sell the Over-Allotment Securities to be purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Issuer to sell the relevant Over-Allotment Securities, as the case may be, the Representative shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Morgan Keegan & Company, Incorporated, 50 North Front Street, 19th Floor, Memphis, TN 38103, Attention: Larry Herman, Senior Vice President; notices to the Issuers shall be directed to them at 3600 Glenwood Avenue Suite 104, Raleigh, NC 27612, Attention: Steven C. Lilly, with a copy to Bass, Berry & Sims PLC, 100 Peabody Place, Suite 900, Memphis, TN 38103, Attention: John A. Good, Esq.
     Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Issuers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Issuers and their respective successors and the controlling persons and directors, officers, members, shareholders and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Issuers and their respective successors, and said controlling persons and officers, directors, shareholders and trustees, and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     Section 13. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE.
     Section 14. Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any United States federal and Tennessee State courts located in Memphis, Tennessee, irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding brought in such a court and waives any other requirements of or objections to personal jurisdiction with respect thereto.
     Section 15. Effect of Headings. The Section, Schedule and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
     Section 16. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
     “Agreement of Limited Partnership” or “Limited Partnership Agreement” means the Limited Liability Partnership Agreement of Triangle Mezzanine Fund, LLLP dated as of January 3, 2003, as amended by a First Amendment to the Agreement to Limited Partnership dated August 29, 2003.
     “Applicable Time” means the date and time that this Agreement is executed and delivered by the parties hereto.
     “Articles of Incorporation” means the Articles of Incorporation of Triangle Capital Corporation dated as of October 10, 2006, as amended by the Amended and Restated Articles of Incorporation dated as the consumation of the formation transactions.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commission” means the Securities and Exchange Commission.
     “EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.
     “GAAP” means generally accepted accounting principles.

     “Material Adverse Effect” means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of an Issuer, whether or not arising in the ordinary course of business.
     “NASD” means NASD, Inc.
     “Nasdaq” means the Nasdaq Stock Market, LLC.
     “Organizational Documents” means (a) in the case of a corporation, its charter and bylaws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a corporation, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, corporation agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.
     “Preliminary Prospectus” shall mean the preliminary prospectus dated November 3, 2006 and any preliminary prospectus included in the Registration Statement at the Applicable Time that omits Rule 430A Information.
     “Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 497 after the Applicable Time.
     “Registration Statement” means the Issuers’ registration statement (File No. 333-138418) on Form N-2, as amended, at the time it became effective, including the Rule 430A Information, as well as the Rule 462(b) Registration Statement filed with the Commission.
     “Reorganization Agreements” means (i) the Agreement and Plan of Merger dated November 2, 2006 among TCC Merger Sub, LLC, and the Issuers, (ii) the Agreement and Plan of Merger dated November 2, 2006 among the General Partner, the New General Partner and TCC, and (iii) such other contribution agreements, operating agreements or amendments thereto, such as are required or necessary in order to consummate the transactions contemplated thereby.
     “Reorganization Closing Date” means the date on which the transactions contemplated by the Reorganization Agreements are consummated.
     “Rule 172,” “Rule 497,” “Rule 430A,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.
     “Rule 430A Information” means the information included in the Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A.
     “Rule 462(b) Registration Statement” means a registration statement filed by the Issuer pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the Rule 430A Information.

     “Rules and Regulations” means, collectively, the 1933 Act Rules and Regulations and the 1940 Act Rules and Regulations.
     “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.
     “SBA” means the U.S. Small Business Administration.
     “SBA Regulations” means the Small Business Investment Act of 1958 and the regulations promulgated thereunder.
     “1933 Act” means the Securities Act of 1933, as amended.
     “1933 Act Rules and Regulations” means the rules and regulations of the Commission under the 1933 Act.
     “1934 Act” means the Securities Exchange Act of 1934, as amended.
     “1934 Act Rules and Regulations” means the rules and regulations of the Commission under the 1934 Act.
     “1940 Act” means the Investment Company Act of 1940, as amended.
     “1940 Act Rules and Regulations” means the rules and regulations of the Commission under the 1940 Act.
     All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.
     Section 17. Absence of Fiduciary Relationship. Each Issuer acknowledges and agrees that:
     (a) Each of the Underwriters is acting solely as an underwriter in connection with the public offering of the Securities and no Underwriter has assumed or will assume a fiduciary, advisory or agency relationship in favor of the Issuers has been or will be created in respect of the offering and any of the transactions contemplated by this Agreement (irrespective of whether or not any of the Underwriters has advised or is currently advising the Issuers on other matters) and none of the Underwriters has any obligation to the Issuers with respect to the offering and the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
     (b) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, and the price to be paid by the Underwriters for the Securities, is an arm’s-length commercial transaction between the Issuers on the one hand, and the several Underwriters, on the other hand;

     (c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
     (d) in connection with the offering and each transaction contemplated by this Agreement and the process leading to such transactions, each Underwriter is and has been acting solely as principal and not as fiduciary, advisor or agent of the Issuers or any of their respective affiliates, stockholders, creditors, employees or any other party;
     (e) none of the Underwriters has provided any legal, accounting, regulatory or tax advice with respect to the offering and the transactions contemplated by this Agreement and the Issuers have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
     (f) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuers, and that none of the Underwriters has any obligation to disclose such interests and transactions to the Issuers by virtue of any fiduciary, advisory or agency relationship; and
     (g) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf.
[Signature Page Follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Issuers in accordance with its terms.

Very truly yours,

TRIANGLE CAPITAL CORPORATION

By	/s/ Garland S. Tucker III

Name: Garland S. Tucker III
Title: President, chief Executive Officer and Chairman of the Board of Directors

TRIANGLE MEZZANINE FUND, LLLP

By:	Triangle Mezzanine LLC, its general partner

By	/s/ Garland S. Tucker III

Name: Garland S. Tucker III
Title: Manager

CONFIRMED AND ACCEPTED, as of the date first above written:
MORGAN KEEGAN & COMPANY, INC.

By:	MORGAN KEEGAN & COMPANY, INC

By	/s/ Brit Stephens
                         Authorized Signatory

For itself and as Representative of the Underwriters named in Schedule A hereto.

SCHEDULE A

		Number of Initial
Name of Underwriter		Securities

Morgan Keegan & Company, Inc	2,205,000

Avondale Partners, LLC	235,000

BB&T Capital Markets (a division of Scott & Stringfellow, Inc.)	945,000

Stern, Agee & Leach, Inc.	315,000
Total		4,200,000

Sch A-1

SCHEDULE B
PRICE-RELATED INFORMATION
TRIANGLE CAPITAL CORPORATION
Public offering price: $15.00 per share
Underwriting discounts and commissions: $1.05 per share
Proceeds, before expenses to the Issuer: $13.95 per share
Shares offered: 4,200,000
Over-allotment option: 630,000

Sch B-1